Exhibit (n)(6)
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
SCHEDULE A
Minimum Initial Investments

Minimum Initial
Class N Shares	Investment
Aston/Montag & Caldwell Growth Fund	$2,500
Aston/Montag & Caldwell Balanced Fund	$2,500
Aston Growth Fund	$2,500
Aston/Optimum Mid Cap Fund	$2,500
Aston Balanced Fund	$2,500
Aston/TCH Fixed Income Fund	$2,500
Aston/Fortis Investor Money Market Fund	$2,500
Aston/Veredus Aggressive Growth Fund	$2,500
Aston/TAMRO All Cap Fund	$2,500
Aston/TAMRO Small Cap Fund	$2,500
Aston Value Fund	$2,500
Aston/Veredus Select Growth Fund	$2,500
Aston/Fortis Real Estate Fund	$2,500
Aston/River Road Dividend All Cap Value Fund	$2,500
Aston/River Road Small Cap Value Fund	$2,500
Aston/Optimum Large Cap Opportunity Fund	$2,500
Aston/River Road Small-Mid Cap Fund	$2,500
Aston/Fortis Global Real Estate Fund	$2,500
Aston/Montag & Caldwell Mid Cap Growth Fund	$2,500
Aston/Barings International Fund*	$2,500
Aston/Cardinal Mid Cap Value Fund	$2,500
Aston/Smart Portfolios Fund	$2,500
Aston /MB Enhanced Equity Income Fund	$2,500
Aston/New Century Absolute Return ETF Fund	$2,500
Aston/Neptune International Fund	$2,500

Minimum Initial
Class I Shares	Investment
Montag & Caldwell Growth Fund	$5 million
Montag & Caldwell Balanced Fund	$1 million
Aston/TCH Fixed Income Fund	$2 million
Aston Growth Fund	$5 million
Aston/Veredus Aggressive Growth Fund	$2 million
Fortis Treasury Money Market Fund	$1 million
Fortis Government Money Market Fund	$1 million
Fortis Tax-Exempt Money Market Fund	$1 million
Aston/TCH Investment Grade Bond Fund	$1 million
Aston/Optimum Mid Cap Fund	$2 million
Aston/TAMRO Small Cap Fund	$2 million
Aston/Fortis Real Estate Fund	$2 million
Aston Value Fund	$2 million
Aston/Veredus Select Growth Fund	$2 million

Minimum Initial
Class I Shares	Investment
Aston/River Road Small Cap Value Fund	$1 million
Aston/River Road Dividend All Cap Value Fund	$1 million
Aston/River Road Small-Mid Cap Fund	$1 million
Aston/Neptune International Fund	$1 million
Aston/Barings International Fund	$1 million
Aston/Lake Partners LASSO Alternatives Fund	$1 million

Minimum Initial
Class S Shares	Investment
Fortis Treasury Money Market Fund	$2,500
Fortis Government Money Market Fund	$2,500
Fortis Tax-Exempt Money Market Fund	$2,500

Minimum Initial
Class R Shares	Investment
Aston/Montag & Caldwell Growth Fund	$2,500
Aston Growth Fund	$2,500

Minimum Initial
Class Y Shares	Investment
Fortis Institutional Prime Money Market Fund	$5 million

Minimum Initial
Class YS Shares	Investment
Fortis Institutional Prime Money Market Fund	$5 million

*Currently, not an active class for this Fund
Originally Adopted: March 15, 2001
As Amended: December 20, 2001
As Amended: March 21, 2002
As Amended: June 20, 2002
As Amended: September 19, 2002
As Amended: February 17, 2003
As Amended: March 20, 2003
As Amended: June 17, 2004
As Amended: September 28, 2004
As Amended: June 16, 2005
As Amended: March 16, 2006
As Amended: September 21, 2006
As Amended: February 19, 2007
As Amended: March 22, 2007
As Amended: June 21, 2007
As Amended: September 20, 2007
As Amended: December 20, 2007
As Amended: February 18, 2008
As Amended: March 20, 2008
As Amended: March 19, 2009